Exhibit 99.(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
Cavanal Hill Funds:

We consent to the reference to our Firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
January 31, 2014

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